Exhibit 99.1

MEDIFAST ADOPTS ONE-YEAR STOCKHOLDER RIGHTS PLAN

Owings Mills, Md. (August 28, 2014) – Medifast (NYSE: MED) today announced that its Board of Directors has unanimously adopted a one-year stockholder rights plan (the “Rights Plan”) and declared a dividend of one right for each outstanding share of Medifast common stock. The Rights Plan expires on August 28, 2015, and the Board of Directors may terminate the Rights Plan at any time if it no longer believes that the Rights Plan is in the best interests of the Company and its stockholders.

The Board of Directors adopted the rights plan in response to the recent rapid accumulations of significant portions of Medifast’s outstanding common stock. The Rights Plan is intended to enable all stockholders to realize the long-term value of their investment in Medifast and to guard against any attempt to gain control of Medifast without paying all stockholders a premium for that control. The Board of Directors believes that the Rights Plan will help promote the fair and equal treatment of all stockholders of the Company and ensure that the Board of Directors remains in the best position to discharge its fiduciary duties to the Company and its stockholders. The Rights Plan has not been adopted in response to any specific takeover bid or other proposal to acquire control of the Company.

Pursuant to the Rights Plan, Medifast is issuing one preferred stock purchase right for each current share of common stock outstanding at the close of business on September 9, 2014. Initially, these rights will not be exercisable and will trade with the shares of Medifast’s common stock.

Under the Rights Plan, the rights generally will become exercisable only if a person or group acquires beneficial ownership of 10 percent (or 20 percent in the case of institutional investors filing on Schedule 13G, as described in the Rights Plan) or more of Medifast’s common stock in a transaction not approved by Medifast’s Board of Directors. In that situation, each holder of a right (other than the acquiring person, whose rights will become void and will not be exercisable) will have the right to purchase, upon payment of the exercise price, a number of Medifast common shares having a market value of twice such price. In addition, if Medifast is acquired in a merger or other business combination after an acquiring person acquires 10 percent (or 20 percent in the case of 13G institutional investors) or more of Medifast’s common stock, each holder of the right will thereafter have the right to purchase, upon payment of the exercise price, a number of common shares of the acquiring person having a market value of twice such price. The acquiring person will not be entitled to exercise these Rights.

Additional details about the Rights Plan will be contained in a Form 8-K to be filed by Medifast with the U.S. Securities and Exchange Commission.

About Medifast

Medifast (NYSE: MED) is the leading easy-to-use, clinically proven weight-loss program. The company sells its products and programs via four unique distribution channels: 1) the Web and national call centers, 2) the Take Shape for Life personal coaching division, 3) Medifast Weight Control Centers, and 4) a national network of physicians. Medifast was founded in 1980 and is located in Owings Mills, Maryland. For more information, log onto www.MedifastNow.com.

Forward Looking Statements

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Medifast’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Medifast believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Medifast’s inability to attract and retain independent Health Coaches and Members, stability in the pricing of print, TV and Direct Mail marketing initiatives affecting the cost to acquire customers, increases in competition, litigation, regulatory changes, and its planned growth into new domestic and international markets and new channels of distribution. Although Medifast believes that the expectations, statements, and assumptions reflected in these forward- looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.